EXHIBIT 15.1

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Commissioners:

We are aware that our report dated October 29, 2003 on our review of the interim financial information of Cabot Oil & Gas Corporation (the “Company”) for the three and nine-month periods ended September 30, 2003 and 2002 and included in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 is incorporated by reference in its Registration Statements on Form S-8 dated June 23, 1990, November 1, 1993, May 20, 1994, May 23, 2000 and July 11, 2002, and on Form S-3 dated July 27, 1999.

Very truly yours,

/s/ PRICEWATERHOUSECOOPERS LLP

Houston, Texas October 29, 2003

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